EXHIBIT 10.47
FIRST AMENDMENT TO THE DRUG DISCOVERY AGREEMENT
     This First Amendment is entered into by and between SGX Pharmaceuticals, Inc., (formerly known as Structural GenomiX, Inc.) (“SGX”) and Cystic Fibrosis Foundation Therapeutics, Inc. (“CFFT”) and is effective as of March 1, 2007 (“Amendment Effective Date”). Collectively, SGX and CFFT are referred to hereinafter as the “Parties”.
     WHEREAS, the Parties entered into the Drug Discovery Agreement dated as of January 1, 2005 (the “DDA”); and
     WHEREAS, the Parties wish to amend the DDA in the manner hereinafter provided; and
     WHEREAS, except for this First Amendment, the DDA shall be otherwise unchanged and remain in full force and effect.
     NOW THEREFORE, the Parties agree as follows:
     1. Deletion of Section 7.1. Section 7.1 is hereby deleted and after the effective date of this First Amendment, numbered Section 7.1 shall be intentionally omitted.
     2. Without Cause Termination. Section 7.2 shall be amended to read as follows:
          “7.2 Without Cause Termination. CFFT may terminate this Agreement upon sixty (60) days notice to SGX. In the event of such termination, no further amount shall be payable by CFFT to SGX except for any outstanding accrued liabilities existing as of the effective date of termination.”

     3. Corresponding Amendments.
          a. Section 2.25 shall be amended by deleting the word “Hits”.
          b. The last sentence of Section 3.5(b) shall be deleted.
          c. Subparagraph (b) of Section 4.1 shall be deleted and replaced with the following: “(b) an exclusive (even as to SGX) worldwide, sublicensable, perpetual license in the Structure Data (other than Hits, an Early Lead Series and Lead Series) in the Field under all of its rights and interests and (c) a non-exclusive, worldwide, sublicensable, perpetual license in the Hits identified in Appendix F to this Agreement, in the Field.”
          d. The Appendix F attached hereto will be added to the Agreement.
     IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Amendment Effective Date.
SGX PHARMACEUTICALS, INC.

By:	/s/ Todd Myers

Title:	CFO

Date:	2/12/07

CYSTIC FIBROSIS FOUNDATION THERAPEUTICS, INC.

By:	/s/ Robert J. Beall

Title:	President and CEO

Date:	2/2/07

APPENDIX F
Hits:
FAST Fragments = 67978, 66336, 67171, 66199, 67153, 66326 (67153 analog), 68097, 66299, 12970
Commercial Analogs = 71516, 71515, 71764, 72056 (12970 analog)
Synthesized Analogs
Parent: 12970     Analog: 72664
Parent: 71516     Analog: 72316
Parent: 67153     Analog: 72512
Parent: 67153     Analog: 72530
Parent: 67153     Analog: 72536
Parent: 67153     Analog: 72547
Parent: 67153     Analog: 72554
Parent: 67153     Analog: 72558
Parent: 67153     Analog: 73166
Parent: 67153     Analog: 73181